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                                                                         10.3(c)
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                             ROHN Industries, Inc.

                               6718 W. Plan Road
                                 P.O. Box 2000
                               Peoria, IL  61656
                                 July 24, 1998
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                                 July 24, 1998


By Hand Delivery
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Mr. Timothy W. Kirk
340 E. Maywood
Morton, IL  61550

Dear Tim:

     This letter is to confirm the conversation that we had today pertaining to compensation issues.

     I have agreed with the Chairman of the Compensation Committee not to request an increase in the base salary for any of the Executive Officers of the Company, including myself, until on or after January 1, 2001. The opportunity for increased earnings until January 1, 2001, will relate to our combined and individual performances under the bonus plan, which as you know was modified in March of this year to provide you with greater bonus earnings potential.

     In consideration of the above, and your continued service to the Company, I am pleased to extend to you an additional term of your employment with ROHN Industries, Inc. ("ROHN"). As you know, your employment is at-will and either party may terminate the employment relationship at any time for any reason. However, in the event that your employment were to be terminated by ROHN without cause during the next three years, you will be entitled to a severance payment equal to one year's base salary then in effect plus the amount of the target bonus for the year in which termination occurred. In the event you are terminated for cause at any time, no severance or termination payment shall be made. The term "cause" as used herein shall mean an act or acts of dishonesty in the course of employment, the conviction of a felony or the failure to perform duties or responsibilities reasonably assigned by me or the Board of Directors.

     We appreciate all that you do for ROHN and we look forward to your continued service.

                                Very truly yours,


                                /s/ Brian B. Pemberton
                                ----------------------
                                Brian B. Pemberton
                                President & CEO

BP/tk1419